Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Clear Channel Communications, Inc. 401(k) of our report dated March 9, 2006, with respect to the consolidated and combined financial statements and schedule of Clear Channel Outdoor Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Antonio, Texas
March 27, 2006